UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2006

Monster Worldwide, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code  (212) 351-7000

None.
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications  pursuant to Rule 425 under the Securities Act

☐   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement  communications  pursuant  to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement  communications  pursuant  to Rule 13e-4(c) under the Exchange Act

ITEM 2.02              RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 26, 2006, Monster Worldwide, Inc. (the “Company”) announced its results of operations for the second quarter and six months ended June 30, 2006. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Included in the press release and the supplemental financial information issued by the Company and furnished herewith as Exhibits 99.1 and 99.2, are certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures, such as operating income before depreciation and amortization and net cash provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Net cash is defined as cash and cash equivalents plus marketable securities, less total debt.  The Company considers net cash to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations.  The Company also uses net cash, among other measures, in evaluating its options for capital deployment.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

ITEM 4.02                                         NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM AUDIT REVIEW.

ITEM 8.01                                         OTHER EVENTS.

As previously announced, a committee of independent directors of the Board of Directors (the “Special Committee”) of  the Company is conducting an independent investigation to review the Company’s historical stock option grant practices and related accounting.  The Special Committee is being assisted by independent legal counsel.

At its meeting on July 25, 2006, the Audit Committee was apprised of the status of the Special Committee’s independent investigation. At this time, the Special Committee has not completed its assessment and is continuing its review.  Accordingly, the Company is not in a position to quantify the extent or magnitude of the impact, if any, of the results of the  investigation on the Company’s historical financial statements nor is it in a position to identify the period(s) that may be affected. The investigation currently includes an examination of option grants that could affect the historical financial statements of all of the fiscal years and fiscal quarters contained in the Company’s most recent annual report on Form 10-K.  In view of the Special Committee’s investigation, the Company is expressing caution with respect to the ability to rely on its historical financial statements until the Company can determine with greater certainty whether a restatement will be required and, if so, the extent of any such a restatement and the periods affected.

Any stock-based compensation charges incurred as a result of a potential restatement would have the likely effect of decreasing reported income from continuing operations or increasing reported loss from continuing operations; decreasing reported income from discontinued operations or increasing reported loss from discontinued operations; decreasing reported net income or increasing reported net loss; and increasing the reported retained deficit  figures contained in the Company’s historical financial statements.  Additional balance sheet accounts may also be affected. As previously announced, the Company expects that a potential restatement would not have a material impact on 2006 earnings.

ITEM 7.01.                                      REGULATION FD DISCLOSURE.

The Company has provided certain supplemental financial information that can be accessed directly at http://www.monsterworldwide.com/Q206.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com. This information is attached hereto as Exhibit 99.2.

ITEM 9.01.                                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

99.1	Press Release of the Company issued on July 26, 2006, relating to its second quarter 2006 results.

99.2	Supplemental Financial Information.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ CHARLES BAKER
Charles Baker
Chief Financial Officer

Dated: July 26, 2006